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                 SFLL FINE FAMILY INVESTMENTS PARTNERSHIP, L. P.

                        AGREEMENT OF LIMITED PARTNERSHIP

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                                                                               .
                                                                               .
                                                                               .

                                    CONTENTS

                 SFLL FINE FAMILY INVESTMENTS PARTNERSHIP, L. P.
                        AGREEMENT OF LIMITED PARTNERSHIP

ARTICLE I.....................................................................................       1
   1.1 Formation..............................................................................       1
   1.2 Name...................................................................................       1
   1.3 Purposes...............................................................................       1
   1.4 Term...................................................................................       1
   1.5 Principal Place of Business............................................................       1
   1.6 Registered Agent and Office............................................................       2
ARTICLE II....................................................................................       2
   2.1 Definitions............................................................................       2
ARTICLE III...................................................................................       5
   3.1 Partnership Units......................................................................       5
   3.2 Initial Capital Contributions and Units................................................       6
   3.3 Additional Capital Contributions and Units.............................................       6
   3.4 Manner of Making Contribution and Holding Units........................................       6
   3.5 Capital Accounts.......................................................................       6
   3.6 Adjustments to Capital Accounts........................................................       7
   3.7 No Withdrawal of or Interest on Capital Account........................................       7
ARTICLE IV....................................................................................       8
   4.1 Income Cash Flow.......................................................................       8
   4.2 Principal Cash Flow....................................................................       8
   4.3 Other Distributions....................................................................       8
   4.4 Division of Distributions..............................................................       8
   4.5 Tax Allocations........................................................................       8
   4.6 Distribution Standard..................................................................       9
ARTICLE V.....................................................................................       9
   5.1 Management and Voting by General Partners..............................................       9
   5.2 Authority of General Partners..........................................................       9
   5.3 Liability of General Partners..........................................................      11
   5.4 Dealing with Third Parties.............................................................      11
   5.5 Time Devoted to Partnership............................................................      11
   5.6 Compensation...........................................................................      11
   5.7 Role and Liability of Limited Partners.................................................      11
   5.8 Meetings of Partners...................................................................      11
   5.9 Manner of Acting.......................................................................      11
   5.10 Discretion and Duty...................................................................      11
   5.11 Power of Attorney.....................................................................      11
   5.12 Books and Records.....................................................................      12
   5.13 Financial Statements..................................................................      12
   5.14 Tax Accounting........................................................................      12

                                       i
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
   5.15 Tax Matters Partner...................................................................       12
   5.16 Bank Accounts and Title to Property...................................................       13
   5.17. Exculpation and Indemnification......................................................       13
ARTICLE VI....................................................................................       13
   6.1 Transfer of General Partner Units......................................................       13
   6.2 Transfer of Limited Partner Units......................................................       14
   6.3 Sale of Limited Partner Units..........................................................       14
   6.4 Other Transfers of Limited Partner Units...............................................       14
   6.5 Purchase Price Under Paragraph 6.4.....................................................       14
   6.6 Rights of Assignee.....................................................................       15
   6.7 Consequences of Event of Withdrawal....................................................       15
   6.8 Purchase of Limited Partner Units Upon Withdrawal......................................       16
   6.9 Securities Law Restrictions............................................................       16
   6.10 Limitation on Transfer Causing Tax Termination........................................       16
   6.11 Method of Transfer and Reliance.......................................................       16
ARTICLE VII...................................................................................       17
   7.1 Admission of Family Members as Limited Partners........................................       17
   7.2 Admission of Others as Limited Partners................................................       17
   7.3 Admission of General Partners..........................................................       17
   7.4 Withdrawal of General Partner..........................................................       18
   7.5 Event of Withdrawal With Respect to General Partner....................................       18
   7.6 Withdrawal of Limited Partner..........................................................       18
   7.7 Termination of Limited Partner Status..................................................       18
ARTICLE VIII..................................................................................       18
   8.1 Events Causing Dissolution.............................................................       18
   8.2 Winding Up.............................................................................       19
   8.3 Distribution of Assets.................................................................       19
ARTICLE IX....................................................................................       19
   9.1 Notices................................................................................       19
   9.2 Binding Effect.........................................................................       20
   9.3 Waiver of Partition....................................................................       20
   9.4 Severability...........................................................................       20
   9.5 Gender and Number of Words.............................................................       20
   9.6 Counterparts...........................................................................       20
   9.7 Further Action.........................................................................       20
   9.8 Entire Agreement.......................................................................       20
   9.9 Amendment..............................................................................       20
   9.10 Grantor of Declaration of Trust as Partner............................................       20
   9.11 Trustee of Trust as Partner...........................................................       21
   9.12 Governing Law.........................................................................       21
   9.13 Headings..............................................................................       21
SCHEDULE A....................................................................................
SCHEDULE B....................................................................................
SCHEDULE C....................................................................................

                                     - ii -
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                 SFLL FINE FAMILY INVESTMENTS PARTNERSHIP, L. P.
                        AGREEMENT OF LIMITED PARTNERSHIP

      THIS AGREEMENT OF LIMITED PARTNERSHIP is made and entered into this _______ day of _____________________, 2005 by and among STUART A. FINE, as
Trustee of the STUART A. FINE DECLARATION OF TRUST Dated September 28, 2004, and FLOREE R. FINE, as Trustee of the FLOREE R. FINE DECLARATION OF TRUST Dated September 28, 2004, as the General Partners, and the persons listed on attached Schedule A, as it originally appears, as the initial Limited Partners.

      WHEREAS, the parties hereto desire to form a Limited Partnership governed by the Illinois Revised Uniform Limited Partnership Act under the name of SFLL FINE FAMILY INVESTMENTS PARTNERSHIP, L. P., for the purposes and upon the terms, conditions and covenants hereinafter set forth;

      NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I
                                  ORGANIZATION

      1.1 Formation. The Partners hereby agree to form the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. The General Partners shall execute and cause to be filed a Certificate of Limited Partnership and shall take any other actions, including the filing or recording of any documents, reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Illinois and any other state or jurisdiction in which the Partnership engages in business. The General Partners shall not be required to deliver or mail to any Limited Partner a copy of the Certificate of Limited Partnership or any amendment or restatement thereof.

      1.2 Name. The name of the Partnership shall be SFLL FINE FAMILY INVESTMENTS PARTNERSHIP, L. P., or such other name as the General Partners may from time to time select.

      1.3 Purposes. The purposes of the Partnership shall be to acquire, hold, dispose of, manage and otherwise deal with securities and other assets for investment purposes, with the primary emphasis being on securities and other assets offering the potential for superior long-term capital appreciation.

      1.4 Term. The term of the Partnership shall begin upon the filing of the Certificate of Limited Partnership and shall continue until December 31, 2045, unless sooner terminated as provided in Paragraph 8.1.

      1.5 Principal Place of Business. The principal place of business of the Partnership shall be 55 E. Erie, #3305, Chicago, Illinois 60611, or such other place as the General Partners may from time to time select.

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      1.6 Registered Agent and Office. The registered agent and the address of the registered office of the Partnership required in Illinois or in any other state or jurisdiction in which the Partnership engages in business shall be such authorized person and such address as the General Partners may from time to time select.

                                   ARTICLE II
                                   DEFINITIONS

      2.1 Definitions. For purposes of this Agreement, the terms set forth below and any variations or uses thereof, when capitalized, shall have the following meanings and shall be subject to the following provisions:

            (a) "Act" means the Illinois Revised Uniform Limited Partnership Act (805 Illinois Compiled Statutes, Act 210), as amended, and a reference to a section thereof (made by using "Section 210/______ of the Act") shall be deemed to be a reference to the corresponding provision of any successor statute.

            (b) "Admission Agreement" means an agreement substantially in the form set forth in attached Schedule B.

            (c) "Agreement" means this Agreement, attached Schedules A, B and C, and the cover page and Table of Contents hereto, all as amended from time to time.

            (d) "Built-in Gain or Loss Items" means items of income, gain, loss and deduction that are allocated in accordance with Section704(c) of the Code and the Regulations thereunder with respect to property contributed to the Partnership so as to take account of any variation between the adjusted basis of the property to the Partnership for federal income tax purposes and its fair market value at the time of contribution.

            (e) "Code" means the Internal Revenue Code of 1986, as amended, and a reference to a section thereof (made by using "Section______ of the Code") shall be deemed to be a reference to the corresponding provision of any successor statute.

            (f) "Declaration of Trust" means a trust that the grantor can revoke and of which he is the sole trustee.

            (g) "Event of Withdrawal" means (i) in the case of a General Partner who is an individual, the death or adjudication of incompetency of such individual; (ii) the withdrawal of a General Partner as provided in Paragraph 6.7(a) or 7.4 hereof; (iii) a General Partner's ceasing to hold, by reason of a Transfer or otherwise, any General Partner Units; (iv) a General Partner's Transfer or attempted Transfer of a General Partner Unit that is not permitted by Paragraph 6.1 hereof; (v) in the case of a General Partner who is the grantor of a Declaration of Trust that holds one or more General Partner Units and is not a General Partner, the grantor's ceasing to be sole trustee of such trust (other than by revocation of the trust); (vi) in the case of a General Partner that is a corporation or a partnership, the dissolution of such corporation or partnership; (viii) in

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      the case of a General Partner that is a trustee of a trust, the termination of such trust (but not merely the substitution of a new trustee); (viii) the adjudication of bankruptcy or insolvency of a General Partner or a General partner's assignment for the benefit of creditors;
      (ix) in the case of a General Partner other than an individual, partnership, corporation, trust or estate, the termination of such General Partner; (x) any other event that causes a person to cease to be a general partner under Section 210/402 of the Act, except that, unless otherwise specifically provided in this Subparagraph (g), none of the events described in Section 210/402(4) or (5) of the Act shall be deemed to have such effect. An Event of Withdrawal of a General Partner shall have the consequences set forth in Paragraphs 6.7, 7.5 and 8.1 hereof.

            (h) "Family Member" means any one or more of the following: (i) STUART A. FINE; (ii) FLOREE R. FINE; (iii) any descendant of STUART A. FINE and FLOREE R. FINE; (iv) any trust, custodianship, guardianship or similar arrangement created for the primary benefit of one or more of the foregoing individuals; and (v) any other business entity, including a partnership, corporation or limited liability company, that is controlled by, and substantially all of the interests in which are directly or indirectly owned by, one or more Family Members. The determination of whether any of the foregoing persons is a Family Member shall be made by the General Partners and shall be binding upon all persons if made in good faith.

            (i) "General Partner" means any person who (i) is referred to as such in the first paragraph of this Agreement or who is subsequently admitted as a General Partner as provided in Paragraph 7.3 hereof; (ii) has not ceased to be a General Partner as provided in Paragraph 6.7(a) or
      7.5 hereof; and (iii) holds one or more General Partner Units.

            (j) "General Partner Unit" means a Unit that may be held only by a General Partner and which entitles the holder to the rights and benefits provided in this Agreement.

            (k) "Income Cash Flow" means the gross cash receipts from Partnership operations (excluding capital contributions, proceeds from any Partnership borrowings, proceeds from the sale of Partnership assets and similar items ordinarily credited to principal), (i) increased by any reductions in reserves previously established as provided in Clause
      (ii)(C) of this Subparagraph (k), and (ii) reduced by the amount of (A) operating expenses and any expenses ordinarily charged to income, (B) any expenses ordinarily charged to principal (such as principal payments on a loan), to the extent principal consisting of cash is insufficient, and (C) any increases in reserves established by the General Partners from gross cash receipts that otherwise would have been included in Income Cash Flow, but only to the extent necessary to meet the reasonable needs of the Partnership's business, which reserves shall be adjusted by the General Partners when Income Cash Flow is determined. For purposes of the preceding sentence, the determination of whether a receipt or expense is ordinarily credited or charged to principal or income shall be made in the same manner as for a trust under Illinois law.

            (l) "Limited Partner" means any person who (i) is referred to as such on attached Schedule A, as it originally appears, or who is subsequently admitted as a Limited Partner as provided in Paragraph 7.1 or
      7.2 hereof, (ii) has not ceased to be a Limited Partner as provided in Paragraph 7.7 hereof, and (iii) holds one or more Limited Partner Units.

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            (m) "Limited Partner Unit" means a Unit that may be held by a
      General Partner, a Limited Partner or a person who is not a Partner, and which entitles the holder to the rights and benefits provided in this Agreement.

            (n) "1933 Act" means the Securities Act of 1933, as amended.

            (o) "Partner" means any person who is a General Partner, a Limited Partner or both.

            (p) "Partnership" means the limited partnership formed pursuant to this Agreement.

            (q) "Percentage Interest" means, with respect to any Unit Holder as of a particular time, a fraction, the numerator of which is the number of all Units then held by such Unit Holder, and the denominator of which is the total number of all Units then held by all Unit Holders.

            (r) "Primary Option" means an option exercisable by the Partnership to purchase all, but not less than all, of the Limited Partner Units subject to such option, which option may be exercised only by giving written notice to the Unit Holder whose Limited Partner Units are subject to such option within sixty (60) days after receipt of the Sale Notice in the case of a sale under Paragraph 6.3 hereof, or receipt of the Transfer Notice in the case of a Transfer under Paragraph 6.4 hereof.

            (s) "Principal Cash Flow" means the gross cash receipts from the sale of Partnership assets, (i) increased by any reductions in reserves previously established as provided in Clause (ii)(B) of this Subparagraph(s), and (ii) reduced by the amount of (A) any expenditures ordinarily charged to principal (determined in the same manner as for a trust under Illinois law) and (B) any increases in reserves established by the General Partners from such gross cash receipts, but only to the extent necessary to meet the reasonable needs of the Partnership's business, which reserves shall be adjusted by the General Partners when Principal Cash Flow is determined.

            (t) "Proportionate Share" means a fraction, the numerator of which is the number of all Units held by a Partner who exercises his Secondary Option (determined at the end of the ninety (90)-day period referred to in Paragraph 2.1(v) hereof), and the denominator of which is the total number of all Units then held by all Partners who exercise their Secondary Options.

            (u) "Regulations" means Treasury Regulations under the Code, including Proposed and Temporary Regulations, and a reference to a section thereof (made by using "Section________ of the Regulation") shall be deemed to be a reference to the corresponding provision of any successor regulation.

            (v) "Secondary Option" means an option exercisable by each Partner (other than the Partner who holds the Limited Partner Units that are subject to such option) to purchase all of the Limited Partner Units that were subject to a Primary Option that was not exercised; provided, however, that if Partners exercise their Secondary Options to purchase, in the aggregate, more than all of such Units, each Partner who has exercised his Secondary Option shall have the right to purchase a Proportionate Share of such Units and if any such Partner exercises his Secondary

      Option to purchase less than a Proportionate share of such Units, the remaining Partners who have exercised their Secondary Options shall have the right to purchase the Limited Partner Units that such Partner elected not to purchase, in proportion to the number of all Units held by each of them or as such Partners otherwise agree. A Secondary Option may be exercised only by giving written notice to the Unit Holder whose Limited Partner Units are subject to such option within ninety (90) days after receipt of the Sale Notice in the case of a sale under Paragraph 6.3 hereof, or receipt of the Transfer Notice in the case of a Transfer under Paragraph 6.4 hereof.

            (w) "Tax Losses" and "Tax Profits" mean, for each taxable year of the Partnership, an amount equal to the net loss or taxable income, respectively, of the Partnership for such taxable year, determined in accordance with Section 703(a) of the Code (except that for such purposes, all items of income, gain, loss or deduction required to be separately stated under Section 703(a)(1) of the Code shall be included in taxable income or loss), increased by any exempt income and decreased by any expenditures described in Section 705(a)(2)(B) of the Code.

            (x) "Transfer" means: (i) any disposition, direct or indirect, voluntary or involuntary, by operation of law or otherwise, by will, law of descent and distribution, distribution from an estate or trust (including allocation to another trust under the same instrument), sale, gift, pledge, encumbrance, assignment, attachment or distribution from the Partnership to creditors of a Unit Holder; (ii) the grantor's ceasing to be sole trustee of a Declaration of Trust (other than by revocation of the trust) that holds one or more General Partner Units and is not a General Partner; (iii) the grantor's ceasing to be sole trustee of a Declaration of Trust (other than by revocation of the trust) that holds one or more Limited Partner Units and is not a Limited Partner; or (iv) the occurrence of any event that directly or indirectly results in a Unit Holder's ceasing to be a Family Member. Transfer shall not include a transfer: (A) to a Declaration of Trust by the grantor thereof; (B) to the executor, administrator or other legal representative of the estate of a deceased Unit Holder; or (C) to a Unit Holder's guardian, conservator or attorney-in-fact.

            (y) "Unit" means an interest in the Partnership.

            (z) "Unit Holder" means any person who holds one or more Units of either or both classes of Units, whether or not such person is a Partner.

                                   ARTICLE III
                    CAPITAL CONTRIBUTIONS, UNITS AND ACCOUNTS

      3.1 Partnership Units. The Partnership shall have two classes of Units:
General Partner Units and Limited Partner Units. General Partner Units may be held only by a General Partner. Limited Partner Units may be held by a General Partner, Limited Partner or other person. The number of Units of each class (a) may be increased to effectuate an issuance of Units made in accordance with Paragraph 3.3 hereof, and (b) may be increased or decreased, proportionally with respect to each Unit Holder, by the General Partners as may be necessary or convenient. Units to be issued in exchange for a capital contribution shall be deemed issued upon receipt of such contribution.

      3.2 Initial Capital Contributions and Units. The initial Partners shall make initial capital contributions upon commencement of the Partnership term and shall be issued Units in exchange therefor as set forth in attached Schedule A, as it originally appears. The initial Partners agree that the fair market value of the property initially contributed by them is as set forth in such schedule.

      3.3 Additional Capital Contributions and Units.

            (a) Additional capital contributions may be made, and additional Units may be issued, only as provided in this Agreement.

            (b) No General Partner shall be required to make any additional capital contribution, but may do so at such times and in such amounts as the General Partners shall determine. If a General Partner makes an additional contribution to the capital of the Partnership, the General Partner shall receive additional General Partner Units.

            (c) No Limited Partner shall be required to make any additional capital contribution, but may do so at such times and in such amounts as the General Partners and the Limited Partner in question may determine. Any Limited Partner making an additional contribution to the capital of the Partnership shall receive additional Limited Partner Units. The General Partners shall have sole discretion to determine which of the Limited Partners, if any, shall be permitted to make additional contributions to Partnership capital from time to time under this paragraph (c).

            (d) The fair market value of any property contributed to the Partnership as an additional capital contribution shall be determined as the contributor and the General Partners (or, if the contributor is a General Partner, all the other General Partners) agree, or, if the contributor is the sole General Partner, as the contributor and all the Limited Partners agree. The number of Units of a particular class to be issued in exchange for an additional capital contribution shall be based on the relative fair market values of the property contributed and the Partnership's assets (less liabilities) immediately before any portion of the additional contribution is made.

      3.4 Manner of Making Contribution and Holding Units. A person may make an initial or additional capital contribution under Paragraph 3.2 or 3.3 hereof either directly or by causing a Declaration of Trust of which he is the grantor to make such contribution on his behalf. Units issued in exchange for an initial or additional capital contribution under Paragraph 3.2 or 3.3 hereof may initially be held by a Declaration of Trust of which the contributor is the grantor if he so directs at the time of the contribution.

      3.5 Capital Accounts. The Partnership shall maintain a capital account for each Unit Holder in accordance with Regulations under Section 704(b) of the Code and the Regulations promulgated pursuant thereto. If the Partnership determines that the manner in which the capital accounts are to be maintained pursuant to this Agreement should be modified in order to comply with Code Section 704(b) and the Regulations, then notwithstanding anything to the contrary contained herein, the method in which the capital accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining capital accounts shall not materially alter the economic agreement between or among the

Partners as set forth in this Agreement. The initial capital account of a Unit Holder who acquired his initial Units by making a capital contribution in exchange therefor shall be the amount of money and the fair market value of any other property comprising such contribution.

      3.6 Adjustments to Capital Accounts.

            (a) The capital account of each Unit Holder shall be increased by
      (i) the amount of money contributed to the Partnership by such Unit Holder, (ii) the fair market value of any property (other than money) contributed to the Partnership by such Unit Holder, (iii) such Unit Holder's distributive share of Tax Profits (excluding Built-in Gain or Loss Items), and (iv) such other amounts as may be required for the capital account to be considered to be determined and maintained in accordance with Section 1.704-1(b)(2)(iv) of the Regulations.

            (b) The capital account of each Unit Holder shall be decreased by
      (i) the amount of money distributed to such Unit Holder by the Partnership, (ii) the fair market value of any property (other than money) distributed to such Unit Holder by the Partnership, (iii) such Unit Holder's distributive share of Tax Losses (excluding Built-in Gain or Loss Items), and (iv) such other amounts as may be required for the capital account to be considered to be determined and maintained in accordance with Section 1.704-1(b)(2)(iv) of the Regulations.

            (c) If (i) one or more Units are issued by the Partnership to a new or existing Partner or other Unit Holder in exchange for more than a de minimis capital contribution, (ii) one or more Units are redeemed by the Partnership for more than a de minimis amount of money or other property, or (iii) the Partnership is liquidated, the General Partners shall revalue the Partnership's assets in accordance with Section 1.704-1(b)(2)(iv)(f) of the Regulations, and the capital accounts of the Unit Holders shall be adjusted in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations in a manner consistent with the revaluation.

            (d) If one or more Units are Transferred by or otherwise acquired from a Unit Holder, the portion of such Unit Holder's capital account attributable to such Units shall carry over to the transferee.

      3.7 No Withdrawal of or Interest on Capital Account. Except as otherwise provided in this Agreement, no Unit Holder shall be entitled to withdraw from the Partnership or demand or receive a return of his capital contribution or the capital represented by the Units. No Unit Holder shall receive any interest on the capital represented by his Units.

                                   ARTICLE IV
                        DISTRIBUTION AND TAX ALLOCATIONS

      4.1 Income Cash Flow. The Partnership may distribute Income Cash Flow at such times and in such amounts as may from time to time be reasonably determined by General Partners holding more than fifty percent (50%) of the General Partner Units held by General Partners.

      4.2 Principal Cash Flow. The Partnership may distribute Principal Cash Flow at such times and in such amounts as may from time to time be determined by General Partners holding ninety percent (90%) or more of the General Partner Units held by General Partners.

      4.3 Other Distributions. The Partnership may make additional distributions (other than distributions of Income Cash Flow or Principal Cash Flow) at such times and in such amounts as may from time to time be determined by General Partners holding ninety percent (90%) or more of the General Partner Units held by General Partners.

      4.4 Division of Distributions. Each distribution under this Article IV shall be made to the Unit Holders as of the time of the distribution, simultaneously to each of them, in accordance with their respective Percentage Interests at such time.

      4.5 Tax Allocations.

            (a) Any Built-in Gain or Loss Items with respect to property contributed to the Partnership shall be allocated among the contributing Partner and other Unit Holders in accordance with Section 704(c) of the Code and the Regulations thereunder. If one or more Units are Transferred by or otherwise acquired from a contributing Partner, the Built-In Gain or Loss Items that would have been allocable to the contributing Partner with respect to such Units had he retained such Units shall be allocated to the transferee (or subsequent transferee) of such Units. If any Partnership asset is revalued pursuant to Paragraph 3.6(c) hereof, subsequent allocations of depreciation, depletion, amortization and gain or loss, as computed for federal income tax purposes, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its fair market value in the same manner as under Section 704(c)of the Code and the Regulations thereunder, and if one or more Units are Transferred by or otherwise acquired from a Unit Holder, such allocations shall carry over to the transferee (or subsequent transferee) of such Units in the same manner as under the preceding sentence.

            (b) Any Tax Profits and Tax Losses not allocated under the preceding provisions of this Paragraph 4.5 shall be allocated to the Unit Holders in the same proportions as distributions under Paragraph 4.4 hereof. Such allocation shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted for federal (and to the extent applicable, state and local) income tax purposes (but not for capital account or financial reporting purposes) as necessary or appropriate (and to the appropriate Partners) to take into account those adjustments permitted by Sections 734 and 743 of the Code.

            (c) The allocations under this Paragraph 4.5 shall be for federal income tax purposes only and may be changed by the General Partners to the extent necessary to comply with federal income tax laws.

      4.6 Distribution Standard. Distributions to the Partners hereunder shall be made only as determined necessary for the heatlh, education, support, and maintenance of the Partners.

                                    ARTICLE V
                                   MANAGEMENT

      5.1 Management and Voting by General Partners. The General Partners shall have the sole and exclusive right to mange the business of the Partnership and shall have the rights and powers set forth in Paragraph 5.2 hereof. If there is more than one General Partner, the decision of General Partners holding more than fifty percent (50%) of the General Partner Units held by General Partners shall be the decision of the General Partners, except as otherwise provided herein. General Partners holding more than fifty percent (50%) of the General Partner Units held by General Partners may, by a written instrument, elect or remove a Managing General Partner, and may delegate to such Managing General Partner any or all duties, responsibilities, functions, rights and powers of the General Partners hereunder, except the Managing General Partner shall have no right or power to take or cause to be taken any action that could not be taken or caused to be taken by the delegating General Partners directly. If a Managing General Partner is acting, no other General Partner shall be responsible for, or have any authority to bind the Partnership with respect to, the matters that have been delegated to the Managing General Partner.

      5.2 Authority of General Partners. Subject to the limitations and restrictions set forth in this Agreement, the General Partners shall have all of the rights and powers of general partners under the Act and all of the rights and powers set forth in this Agreement, including the following rights and powers:

            (a) To invest and reinvest Partnership funds in any investments that the General Partners determine to be consistent with the purposes of the Partnership;

            (b) To operate, manage, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, pledge, mortgage, exchange, lease and otherwise deal with any real or personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

            (c) To execute any agreements, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and operation of the Partnership assets, or in connection with managing the affairs of the Partnership, including amendments to this Agreement and the Certificate of Limited Partnership made and approved in accordance with the terms of this Agreement, both as General Partners and, if required, as attorney-in-fact for the Limited Partners pursuant to any power of attorney granted by the Limited Partners to the General Partners;

            (d) To vote or give proxies to vote any stock or other security; to exercise management rights as a general partner of another partnership or as a manager or member of a limited liability company; to participate in the management or conduct of any business; to participate in any incorporation, organization, reorganization, merger, consolidation, recapitalization, liquidation or dissolution of any business or any change in its nature; to invest additional capital in any business by subscribing to or purchasing additional stock, securities or other interests of any business; and to execute any organizational, buy-sell, stock restriction or other similar agreement;

            (e) To purchase one or more policies of insurance on the life of any Partner, or on the joint lives of any Partner and such Partner's spouse, as may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

            (f) To execute, in furtherance of the purposes of the Partnership, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any Partnership asset;

            (g) To borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Partnership and to secure the same by mortgage, pledge or other lien on any Partnership asset;

            (h) To prepay in whole or in part, refinance, recast, increase, modify or extend any liabilities affecting the Partnership assets and in connection therewith execute any extensions or renewals of encumbrances on any Partnership assets;

            (i) To institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Partnership or the Partners in connection with the activities arising out of, connected with or incidental to this Agreement, and to engage counsel or others in connection therewith;

            (j) To engage in any kind of activity and perform and carry out agreements of any kind of activity and perform and carry out agreements of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Partnership, as may be lawfully carried on or performed by the Partnership under the laws of each state in which the Partnership is then formed or qualified;

            (k) To employ attorneys, accountants, investment advisers, depositaries and agents, and to delegate to such persons the duty to manage or supervise any asset or operations of the Partnership; and

            (l) To take any actions not expressly proscribed or limited by this Agreement, or to refrain from taking any such actions, as may be necessary or appropriate to accomplish the purposes of the Partnership.

      5.3 Liability of General Partners. The General Partners shall have unlimited liability for the satisfaction of all of the Partnership's obligations in excess of its assets, except as otherwise agreed with creditors.

      5.4 Dealing with Third Parties. The signature of any General Partner shall be necessary and sufficient to bind the Partnership, and no person dealing with the Partnership need inquire as to the authority of any General Partner to bind the Partnership. No General Partner shall act to bind the Partnership in contravention of this Agreement.

      5.5 Time Devoted to Partnership. The General Partners shall devote so much time to the Partnership as is reasonably required to conduct the Partnership's business.

      5.6 Compensation. The General Partners shall be entitled to reasonable compensation for services rendered to the Partnership and shall be reimbursed for any expenses reasonably incurred in connection with Partnership's business.

      5.7 Role and Liability of Limited Partners. No Limited Partner, as such, shall (a) have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way, (b) have the right to vote on any Partnership matter, except as otherwise provided herein, or (c) be personally liable for Partnership obligations, except as otherwise provided in the Act.

      5.8 Meetings of Partners. Meetings of the Partners may be called by the General Partners and shall be called by the General Partners upon the written request of Limited Partners holding more than thirty-five percent (35%) of the Limited Partner Units held by Limited Partners. Notice of any such meeting shall be given to all Partners not less than ten (10) days nor more than thirty (30) days prior to the date of such meeting, as determined by the General Partners, and shall state the nature of the business to be transacted.

      5.9 Manner of Acting. The Partners may vote and otherwise act in person, by telephone, by facsimile or by any other reasonable method of communication approved by the General Partners.

      5.10 Discretion and Duty. Except as otherwise provided in this Agreement, any action that any Partner may take and any determination that any Partner may make pursuant to this Agreement, including any vote, approval, consent or agreement, may be taken and made at the sole discretion of such Partner. Nothing in this Agreement shall be construed as relieving a General Partner of any fiduciary duty, or from acting honestly, in good faith and in a manner that is in, or not contrary to, the best interests of the Partnership.

      5.11 Power of Attorney. Each Limited Partner hereby irrevocably makes, constitutes and appoints each General Partner, with full power of substitution, as his true and lawful attorney-in-fact for him and in his name, place and stead, and for his use and benefit, to sign, execute, certify, acknowledge, swear to, file and record:

            (a) All certificates and instruments (including counterparts of this Agreement) that the General Partners may deem necessary or appropriate to be filed by the Partnership under the Act or the laws of any state or jurisdiction in which the Partnership is doing or intends to do business;

            (b) Any amendments to this Agreement and the instruments described in Paragraph 5.11(a) hereof that the General Partners deem necessary or appropriate to effectuate an amendment of this Agreement made and approved in accordance with the terms hereof;

            (c) All certificates and other instruments that the General Partners deem necessary or appropriate to effectuate the dissolution and termination of the Partnership pursuant to the terms hereof; and

            (d) Any other instrument that is now or may hereafter be required by law to be filed on behalf of the Partnership or is deemed necessary or appropriate by the General Partners to carry out fully the provisions of this Agreement in accordance with its terms.

The foregoing power of attorney is a special power of attorney coupled with an interest, is irrevocable and shall survive the death, disability, legal incapacity, bankruptcy, insolvency, dissolution or cessation of existence of a Limited Partner.

      5.12 Books and Records. The General Partners shall maintain separate books of account for the Partnership at its principal place of business that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the conduct of the Partnership and the operation of its business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement.

      5.13 Financial Statements. Within a reasonable time after the close of each fiscal year, or within such other time as may be prescribed by law, the General Partners shall furnish each Partner with such financial information as is required by law or as the General Partners determine to provide, and shall furnish each Unit Holder with information sufficient to enable him to comply with federal and state income tax laws.

      5.14 Tax Accounting. The fiscal year of the Partnership shall be the calendar year and the Partnership shall use such method of accounting as the General Partners shall determine.

      5.15 Tax Matters Partner. STUART A. FINE as Trustee of the STUART A. FINE DECLARATION OF TRUST Dated September 28, 2004, or such other General Partner as the General Partners may from time to time appoint, shall be the Partnership's Tax Matters Partner as defined in Section 6231(a)(7) of the Code. The Tax Matters Partner shall have sole responsibility for representing the Partnership in all dealings with the Internal Revenue Service and any state, local or foreign taxing authority. At the sole discretion of the Tax Matters Partner, the Partnership shall make an election under Section 754 of the Code.

      5.16 Bank Accounts and Title to Property. All Partnership funds shall be held in such bank, brokerage or investment accounts of the Partnership as the General Partners may determine. All real and personal property of the Partnership shall be titled in the name of the Partnership and not in the name of any Partner. No Partner shall have any right in specific Partnership property.

      5.17. Exculpation and Indemnification.

            (a) No General Partner shall be liable to the Partnership or the Limited Partners for any act performed or omitted to be performed ("Act or Omission") by such General Partner in connection with the business of the Partnership, provided such General Partner (i) reasonably believed such Act or Omission to be in, or not contrary to, the best interests of the Partnership, (ii) such Act or Omission was either an honest mistake or was made in good faith, and (iii) such Act or Omission did not constitute a breach of fiduciary duty.

            (b) The Partnership shall indemnify, hold harmless and pay all judgments and claims against each General Partner (and any officer, director or manager of such General Partner, or any legal representative of such General Partner) relating to any liability or damage incurred by reason of any Act or Omission by such General Partner (or such officer, director or manager, or legal representative) in connection with the business of the Partnership, including attorneys' fees incurred in connection with the defense of any action based on such Act or Omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws, including the 1933 Act, as permitted by law, provided such judgment or claim resulted from an Act or Omission for which such General Partner (or such officer, director or manager, or legal representative, if such person were a General Partner) would not be liable to the Partnership or the Limited Partners under Paragraph 5.17(a) hereof.

                                   ARTICLE VI
                         TRANSFER AND PURCHASE OF UNITS

      6.1 Transfer of General Partner Units. A General Partner Unit may be Transferred only as follows:

            (a) A General Partner Unit may be Transferred to a General Partner at any time, without the approval or consent of any Partner.

            (b) A General Partner Unit may be Transferred to a Family Member if all the General Partners approve the Family Member's admission to the Partnership as a General Partner and the Family Member executes an Admission Agreement. A General Partner Unit may be Transferred to a person who is not a Family Member if all the Partners approve such person's admission to the Partnership as a General Partner and such person executes an Admission Agreement.

            (c) A General Partner Unit shall be Transferred to a remaining or new General Partner or General Partners as provided in Paragraph 6.7 hereof.

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

Any Transfer or attempted Transfer of a General Partner Unit in violation of this Agreement shall be null and void and of no force or effect whatsoever and shall be an Event of Withdrawal.

      6.2 Transfer of Limited Partner Units. A Limited Partner Unit may be Transferred at any time to a Limited Partner or a Family Member without the approval or consent of any Partner. A Limited Partner Unit may be Transferred to any other person only if the Transfer is made in accordance with Paragraph 6.3 or 6.4 hereof. Any Transfer or attempted Transfer of a Limited Partner Unit in violation of this Agreement shall be null and void and of no force or effect whatsoever.

      6.3 Sale of Limited Partner Units. Except as provided in Paragraph 6.2, a Unit Holder (the "Selling Unit Holder") may only voluntarily transfer Limited Partner Units (the "Offered Units") pursuant to a bona fide offer to purchase such Offered Units and only if the procedures set forth in this Paragraph 6.3 are followed completely. At least ninety (90) days before the proposed sale, (i) the proposed buyer must deposit the entire amount of the purchase price for the Offered Units in an escrow account established on terms satisfactory to the General Partners, and (ii) the Selling Unit Holder shall give written notice (the "Sale Notice") to the General Partners (who shall promptly send a copy thereof to each other Partner), stating the number of Offered Units, the name and address of the proposed buyer, and the price and other terms and conditions of the proposed sale (the "Sale Terms"). Upon receipt of the Sale Notice, the Offered Units shall be subject to purchase by the Partnership and the other Partners under their Primary and Secondary Options. Any purchase of the Offered Units by the Partnership or Partners under this Paragraph 6.3 shall be upon the Sale Terms. If such options are not exercised to purchase all of the Offered Units, the Selling Unit Holder may sell all of the Offered Units to the proposed buyer upon the Sale Terms. This Paragraph 6.3 shall not apply to a Transfer of Limited Partner Units to a Limited Partner or Family Member.

      6.4 Other Transfers of Limited Partner Units. If a Unit Holder (the "Transferring Unit Holder") has any information that would reasonably lead him to believe that he may be required to Transfer involuntarily all or any of his Limited Partner Units (the "Offered Units"), at least ninety (90) days before the proposed involuntary Transfer, or, if earlier, within ten (10) days after the Transferring Unit Holder has such information, the Transferring Unit Holder shall give written notice (the "Transfer Notice") to the General Partners (who shall promptly send a copy thereof to each other Partner), stating the number of Offered Units, the name and address of the proposed transferee and the terms and conditions of the proposed Transfer (the "Transfer Terms"). Upon receipt of the Transfer Notice, the Offered Units shall be subject to purchase by the Partnership and the other Partners under their Primary and Secondary Options. Any purchase of the Offered Units by the Partnership or Partners under this Paragraph 6.4 shall be for the price and upon the terms set forth in Paragraph
6.5 hereof. If such options are not exercised to purchase all of the Offered Units, the Transferring Unit Holder may Transfer all of the Offered Units to the proposed transferee upon the Transfer Terms. This Paragraph 6.4 shall not apply to a Transfer of Limited Partner Units to a Limited Partner or Family Member or to a voluntary sale of Limited Partner Units.

      6.5 Purchase Price Under Paragraph 6.4. The purchase price for any Limited Partner Units to be purchased by the Partnership or any Partner under Paragraph
6.4 hereof shall be the fair value thereof, which shall be the amount agreed upon by the Transferring Unit Holder and the purchasing party, or, if they are unable to agree, the amount determined by an appraiser selected by the Transferring

Unit Holder and the purchasing party, which appraised value shall be based upon the Transferring Unit Holder's right to share in distributions from the Partnership, as provided in Section 210/604 of the Act. The purchasing party shall pay at least twenty percent (20%) of the purchase price in cash at the closing, which shall occur within one hundred twenty (120) days after the General Partners' receipt of the Transfer Notice. The balance of the purchase price may be paid in such number of equal annual installments as may be selected by the purchasing party, but not more than ten (10), and shall bear interest on the principal balance from time to time outstanding at a rate, per annum, equal to the applicable federal rate in effect on the date of closing. The installments shall be evidenced by a promissory note containing such terms as are customarily found in such notes.

      6.6 Rights of Assignee. If one or more Limited Partner Units are Transferred to or otherwise acquired by a person who is not a Limited Partner, unless and until such person is admitted as a Limited Partner, such person shall have only the rights of a Unit Holder hereunder who is not a Partner, including the right to receive any allocations or distributions with respect to such Units in accordance with this Agreement, and shall not be entitled to exercise any voting or other rights or powers of a Partner under the Act or this Agreement, to receive any information (other than tax information) or accounting of the affairs of the Partnership or to inspect the books or records of the Partnership. However, the subsequent Transfer of such Units (or assignment thereof to a Declaration of Trust) shall be subject to the provisions of this
Article VI. This Paragraph 6.6 shall not affect any rights or powers such person may have as a General Partner.

      6.7 Consequences of Event of Withdrawal.

            (a) Upon the occurrence of an Event of Withdrawal of a General Partner (the "Withdrawal"), any remaining General Partner may carry on the business of the Partnership. If no remaining General Partner carries on the business of the Partnership, each remaining General Partner shall also be deemed to have withdrawn at the time of the Withdrawal. Immediately after the Withdrawal, each remaining General Partner shall advise all the other Partners in writing as to whether or not such General Partner is carrying on the business of the Partnership.

            (b) If any remaining General Partner carries on the business of the Partnership, all of the General Partner Units held by the withdrawn General Partner, other than General Partner Units Transferred as permitted by Paragraph 6.1(a) or (b) hereof, shall be sold to and purchased by the remaining General Partner, or, if there is more than one remaining General Partner, by all of the remaining General Partners, in proportion to the number of General Partner Units held by each of them (or as they otherwise agree). If there is no remaining General Partner or no remaining General Partner carries on the business of the Partnership, but the business of the Partnership is continued by the remaining Partners in accordance with Paragraph 8.1(b) hereof, all of the General Partner Units held by each withdrawn General Partner, other than General Partner Units Transferred as permitted by Paragraph 6.1(a) or (b) hereof, shall be sold to and purchased by the new General Partner or General Partners appointed in accordance with Paragraph 8.1(b) hereof.

            (c) Each sale and purchase of General Partner Units under this Paragraph 6.7 shall be effective as of the time of the Withdrawal. The purchase price for such General Partner Units shall be the fair value thereof as of the date of Withdrawal, which shall be the amount agreed upon by the withdrawn General Partner (or other holder) and the purchasing General Partner, or, if they are unable to agree, the amount determined by an independent appraiser selected by the withdrawn General Partner (or other holder) and the purchasing General Partner, which appraised value shall be based upon the withdrawn General Partner's right to share in distributions from the Partnership, as provided in Section 210/604 of the Act. The Purchase Price shall be paid within one hundred twenty (120) days after the Withdrawal.

      6.8 Purchase of Limited Partner Units Upon Withdrawal. Upon the withdrawal of a Limited Partner in accordance with Paragraph 7.6 hereof, the Partnership shall purchase the Limited Partner Units held by such Limited Partner with respect to which such Limited Partner has withdrawn. The purchase price for such Limited Partner Units shall be the fair value thereof as of the date of withdrawal, as agreed upon the by the withdrawn Limited Partner and General Partners other than such Limited Partner, or, if they are unable to agree (or the withdrawn Limited Partner is the sole General Partner), as determined by an independent appraiser selected by the withdrawn Limited Partner and such General Partners (or, if the withdrawn Limited Partner is the sole General Partner, by a majority in number of the other Limited Partners), which appraised value shall be based upon the withdrawn Limited Partner's right to share in distributions from the Partnership, as provided in Section 210/604 of the Act. The Purchase Price shall be paid within ninety (90) days after the Limited Partner's withdrawal.

      6.9 Securities Law Restrictions. All Partners acknowledge that the Units have not been registered under the 1933 Act, in reliance on applicable exemptions, and agree that the Units shall not be Transferred except in compliance with the 1933 Act and applicable state securities laws. Any attempted Transfer of a Unit that does not so comply shall be null and void and of no force or effect whatsoever. The General Partners may require, as a condition precedent to any Transfer of Units, that the transferor furnish, at the transferor's expense, an opinion of counsel reasonably satisfactory to the General Partners that such Transfer will so comply.

      6.10 Limitation on Transfer Causing Tax Termination. No Transfer of any Units may be made if such Transfer, together with all other Transfers of Units within the preceding twelve (12) months, would, in the opinion of counsel for the Partnership, result in termination of the Partnership under Section 708 of the Code.

      6.11 Method of Transfer and Reliance. A Transfer of a Unit to any person or an assignment of a Unit to a Declaration of Trust made in accordance with this Agreement shall be effective only upon the execution of a written assignment and acknowledgment substantially in the form set forth in attached Schedule C by the Unit Holder making such Transfer or assignment and the transferee thereof (who may execute a facsimile copy of the original of such form with the same force and effect as if such copy had been the original), provided, however, that until such assignment and acknowledgment is delivered to a General Partner (who shall immediately apprise all of the other General Partners of the receipt thereof), the General Partners may treat the transferor of a Unit as the holder thereof for all purposes hereof and shall incur no liability therefor.

                                   ARTICLE VII
                       ADMISSION AND WITHDRAWAL OF PARTNERS

      7.1 Admission of Family Members as Limited Partners. A Family Member to whom one or more Limited Partner Units have been Transferred or who otherwise holds such Units and who is not a Limited Partner may be admitted to the Partnership as a Limited Partner with the approval of all the General Partners, upon executing an Admission Agreement. Such actions may be taken before or at the same time as a Transfer of Limited Partners Units, and, if so taken, the admission shall be effective immediately upon the Transfer. If such Family Member is a Declaration of Trust, the grantor thereof may be admitted to the Partnership as a Limited Partner as provided in this Paragraph 7.1. A Family Member who does not hold any Limited Partner Units may be admitted to the Partnership as a Limited Partner with the approval of all the General Partners, upon making a capital contribution in exchange for Limited Partner Units in accordance with Paragraphs 3.3 and 3.4 hereof and executing an Admission Agreement.

      7.2 Admission of Others as Limited Partners. Any person (other than a Family Member) to whom one or more Limited Partners Units have been Transferred or who otherwise holds such Units and who is not a Limited Partner may be admitted to the Partnership as a Limited Partner with the approval of all the Partners, upon executing an Admission Agreement. If such person is a Declaration of Trust, the grantor thereof may be admitted to the Partnership as a Limited Partner as provided in the preceding sentence. Any person who is not a Family Member and who does not hold any Limited Partner Units may be admitted to the Partnership as a Limited Partner with the approval of all the Partners, upon making a capital contribution in exchange for Limited Partner Units in accordance with Paragraphs 3.3 and 3.4 hereof and executing an Admission Agreement.

      7.3 Admission of General Partners. A person may be admitted to the Partnership as a General Partner only as follows:

            (a) A Family Member to whom one or more General Partner Units are to be Transferred as permitted by Paragraph 6.1(b) hereof or who otherwise holds such Units and who is not a General Partner, may be admitted to the Partnership as a General Partner with the approval of all the General Partners, upon executing an Admission Agreement and acquiring one or more of such Units.

            (b) A person who has been appointed as a new General Partner in accordance with Paragraph 8.1(b) hereof shall be admitted to the Partnership as a General Partner upon purchasing General Partner Units in accordance with Paragraph 6.7 hereof and executing an Admission Agreement.

            (c) A person not described in Paragraph 7.3(a) or (b) hereof to whom one or more General Partner Units are to be Transferred as permitted by Paragraph 6.1(b) hereof and who is not a General Partner, may be admitted to the Partnership as a General Partner with the approval of all the Partners, upon executing an Admission Agreement and acquiring one or more of such Units.

      7.4 Withdrawal of General Partner. A General Partner may withdraw from the Partnership at any time by giving written notice to all the other Partners. Such notice shall be given at least thirty (30) days before the withdrawal.

      7.5 Event of Withdrawal With Respect to General Partner. Upon the occurrence of an Event of Withdrawal of a General Partner, the General Partner shall cease to be a General Partner of the Partnership and such Event of Withdrawal shall have the consequences set forth in Paragraphs 6.7 and 8.1(b) hereof. If such General Partner is also a Limited Partner, he shall continue as a Limited Partner of the Partnership under this Agreement and may not withdraw as such except as provided in Paragraph 7.6 hereof.

      7.6 Withdrawal of Limited Partner. A Limited Partner may withdraw from the Partnership, completely or with respect to one or more Limited Partner Units held by such Partner, only with the approval of General Partners holding ninety percent (90%) or more of the General Partner Units held by General Partners. Except as provided in the preceding sentence, a Limited Partner may not withdraw from the Partnership prior to the dissolution and winding up of the Partnership. Upon the withdrawal of a Limited Partner, the Partnership shall purchase the Limited Partner Units held by such Partner with respect to which such Partner has withdrawn, as provided in Paragraph 6.8 hereof.

      7.7 Termination of Limited Partner Status. A Limited Partner shall cease to be a Limited Partner of the Partnership upon the first to occur of his complete withdrawal from the Partnership or his ceasing to hold any Limited Partner Units. If such Limited Partner is also a General Partner, he shall continue as a General Partner of the Partnership under this Agreement. A Limited Partner who ceases to be a Family Member shall cease to be a Limited Partner of the Partnership, but shall continue to hold all of his Limited Partner Units, subject to the Limitations set forth in Paragraph 6.6 hereof, unless all of such Units are purchased under Paragraph 6.4 hereof.

                                  ARTICLE VIII
                           DISSOLUTION AND LIQUIDATION

      8.1 Events Causing Dissolution. The Partnership shall be dissolved upon the first to occur of the following:

            (a) Subject to the provisions of Paragraph 4.6, the vote or written consent of (i) all General Partners and (ii) the Limited Partners holding more than two-thirds (2/3) of the Limited Partner Units held by Limited Partners, to dissolve the Partnership; or

            (b) An Event of Withdrawal of a General Partner unless any remaining General Partner carries on the business of the Partnership; provided, however, that if there is no remaining General Partner or no remaining General Partner carries on the business of the Partnership, the Partnership shall not be dissolved and shall not be required to be wound up by reason of any Event of Withdrawal, if within ninety (90) days after the withdrawal, all remaining Partners agree, in writing, to continue the business of the Partnership and to the appointment, effective as of the time of withdrawal, of one or more new General Partners; or

            (c) At the time there are no Limited Partners; provided, however, that the Partnership shall not be dissolved and shall not be required to be wound up if, within ninety (90) days after the occurrence of the event that caused the last Limited Partner to cease to be a Limited Partner, the personal representative of the last Limited Partner and all of the General Partners agree, in writing or vote, to continue the business of the Partnership and to the admission of the personal representative of such limited partner, or its nominee or designee, to the Partnership as a Limited Partner, effective as of the occurrence of the event that caused the last Limited Partner to cease to be a Limited Partner.

      8.2 Winding Up. Upon dissolution, the Partnership shall terminate and immediately commence winding up its affairs. The General Partners, or, if none, a liquidator or liquidators selected by Limited Partners holding more than fifty percent (50%) of the Limited Partner Units held by Limited Partners, shall be responsible for overseeing the winding up and dissolution of the Partnership, shall take full account of the assets and liabilities of the Partnership, and shall cause the Partnership assets, or if such assets are liquidated, the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as follows:

            (a) First, to the discharge of all of the Partnership's liabilities to creditors (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made and other than liabilities for distributions to Partners, Unit Holders who are not Partners, former Partners or former such Unit Holders, as may be applicable, under Sections 210/601 and 210/604 of the Act.

            (b) Second, to the payment and discharge of all of the Partnership's liabilities for distributions to Partners, Unit Holders who are not Partners, former Partners or former such Unit Holders, as may be applicable, under Sections 210/601 and 210/604 of the Act; and

            (c) Third, to the Unit Holders as of the time of the event causing dissolution, in accordance with their respective Percentage Interests at such time.

      8.3 Distribution of Assets. No Unit Holder shall have any right to demand or receive property other than cash upon dissolution of the Partnership. If Partnership assets other than cash are distributed upon dissolution, no Unit Holder shall be required to accept a distribution of any such asset in excess of his Percentage Interest thereof without such Unit Holder's consent.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.1 Notices. Any notice or other communication required to be given hereunder shall be in writing and delivered in person, by overnight courier or by facsimile or telephone with confirmation delivered by overnight courier, with charges prepaid, and if it is sent to a Partner, addressed to his address as it appears on the records of the Partnership. Any such notice or communication shall be deemed to be received on the date delivered or, if by telephone or by facsimile, on the date of confirmation of receipt.

      9.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, executors, administrators or other legal representatives, successors and permitted assigns.

      9.3 Waiver of Partition. Each Partner irrevocably waives during the term of the Partnership any right that he may have to seek a judicial decree of dissolution of the Partnership or to maintain any action for partition with respect to any Partnership assets.

      9.4 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

      9.5 Gender and Number of Words. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

      9.6 Counterparts. This Agreement may be executed in one or more counterparts with the same effect as if all the Partners had signed the same document. All counterparts shall be construed together and shall constitute the Agreement.

      9.7 Further Action. Each Partner, upon the request of any General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

      9.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may not be amended or modified except as provided herein.

      9.9 Amendment. This Agreement may be amended only with the consent of all the General Partners and Limited Partners holding more than fifty percent (50%) of the Limited Partner Units held by Limited Partners, except that no amendment shall be made to change (a) any Unit Holder's share of distributions (other than by reason of a capital contribution pursuant to the terms hereof) or his obligations, responsibilities or liabilities without such Unit Holder's consent, or (b) the vote, approval, consent or agreement required to take any action, unless such change is approved by all the Partners. The General Partners may amend attached Schedule A as may be necessary or appropriate to reflect the issuance or transfer of Units, admission or withdrawal of Partners, capital contributions or any similar matters.

      9.10 Grantor of Declaration of Trust as Partner. If General Partner Units are held by a Declaration of Trust that is not a General Partner and the grantor thereof is a General Partner, unless and until such trust becomes a General Partner, the grantor shall be a General Partner with respect to such Units and such Units shall be deemed to be held by the grantor for purposes of any provision of this Agreement relating to a determination of whether or not the General Partner holds any such Units, a determination of the number of General Partner Units held by such Partner or a matter requiring the vote, approval, consent, determination or agreement of General Partners or Unit Holders. If Limited Partner Units are held by a Declaration of Trust that is not a Limited Partner and the grantor thereof is a

Limited Partner, unless and until such trust becomes a Limited Partner, the grantor shall be a Limited Partner with respect to such Units and such Units shall be deemed to be held by the grantor for purposes of any provision of this Agreement relating to a determination of whether or not the Limited Partner holds any such Units, a determination of the number of Limited Partner Units held by such Partner or a matter requiring the vote, approval, consent, request or agreement of Limited Partners or Unit Holders. In both such cases, the Declaration of Trust shall be subject to the same restrictions, limitations and obligations with respect to the Units held by it that the grantor would have been subject to had such Units actually been held by him individually. Except to the extent inconsistent with the preceding provisions of this Paragraph 9.10, a Declaration of Trust that is not a Partner with respect to a particular class of Units held by it shall have the right to receive any distributions or other payments that would otherwise be made to the Partner by whom such Units are deemed to be held and shall have the same other rights with respect to such Units as would a Unit Holder who is not a Partner with respect to such Units.

      9.11 Trustee of Trust as Partner. If a person who is a Partner in his capacity as the trustee of a trust ceases to act as trustee of such trust, the successor trustee thereof, but not the trustee of a different trust, shall continue to be the same type of Partner, in the same capacity, as the trustee who ceased to so act. For purposes of this Agreement, a separate trust created from a trust under the same instrument shall be deemed to be a different trust, but the trust created under a Declaration of Trust shall not be treated as a different trust by reason of the death of the grantor thereof.

      9.12 Governing Law. This Agreement shall be construed and the validity and effect of the provisions hereof shall be determined under the laws of Illinois, except as otherwise specifically provided herein.

      9.13 Headings. The Table of Contents and the headings in this Agreement are for convenience of reference only and shall not affect the meaning of any provision hereof.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                GENERAL PARTNERS:

                                  /s/ Stuart A. Fine
                                ------------------------------------------------
                                STUART A. FINE, as Trustee of the STUART A. FINE DECLARATION OF TRUST Dated September 28, 2004, as amended

                                  /s/ Floree R. Fine
                                ------------------------------------------------
                                FLOREE R. FINE, as Trustee of the FLOREE R. FINE DECLARATION OF TRUST Dated September 28, 2004, as amended

                                LIMITED PARTNERS:

                                  /s/ Stuart A. Fine
                                ------------------------------------------------
                                STUART A. FINE, as Trustee of the STUART A. FINE DECLARATION OF TRUST Dated September 28, 2004, as amended

                                  /s/ Floree R. Fine
                                ------------------------------------------------
                                FLOREE R. FINE, as Trustee of the FLOREE R. FINE DECLARATION OF TRUST Dated September 28, 2004, as amended

                                   SCHEDULE A

                       PARTNERS AND CAPITAL CONTRIBUTIONS

                                                      Initial Capital Contributions                   Units
                                                      -----------------------------                   -----
                                       Type of
Names and Addresses of Partners        Partner                                        General Partner        Limited Partner
-------------------------------  -------------------                                  ---------------        ---------------
STUART A. FINE,                  General         and  2,027,197 shares Akesis         100       (50%)        4,900      (50%)
Trustee of the STUART A. FINE    Limited              Pharmaceuticals, Inc.
DECLARATION OF TRUST Dated
9/28/04
Address: 55 E. Erie #3305,
Chicago, IL 60611

FLOREE R. FINE,                  General         and                                  100       (50%)        4,900      (50%)
Trustee of the FLOREE R. FINE    Limited
DECLARATION OF TRUST Dated
9/28/04
Address: 55 E. Erie #3305,
Chicago, IL 60611

         Total                                                                        200      (100%)        9,800     (100%)

                                   SCHEDULE B
                 SFLL FINE FAMILY INVESTMENTS PARTNERSHIP, L. P.
                               ADMISSION AGREEMENT

      THIS ADMISSION AGREEMENT is made and entered into this ______ day of _______________________, _______ by and among the undersigned General Partners of SFLL FINE FAMILY INVESTMENTS PARTNERSHIP, L. P. (the "Partnership"), acting on behalf of the Partnership, and the person whose signature appears below ("New Partner").

                                    RECITALS

      A. The business and affairs of the Partnership are governed by the SFLL FINE FAMILY INVESTMENTS PARTNERSHIP, L. P. Agreement of Limited Partnership dated _________________, 2005, as amended from time to time in accordance with the terms thereof (the "Partnership Agreement").

      B. The admission of New Partner to the Partnership as the type of partner shown in the space above his signature has been approved or otherwise effected as provided in the Partnership Agreement.

                                    AGREEMENT

      1. Admission of New Partner. New Partner shall be admitted to the Partnership as the type of partner shown in the space above New Partner's signature upon satisfaction of any conditions to the admission set forth in the Partnership agreement and shall thereupon have all the rights and obligations of such a partner under the Partnership Agreement.

      2. Bound by Agreement. New Partner agrees to be bound by all of the terms, conditions, restrictions and other provisions of the Partnership Agreement and acknowledges receipt of a copy thereof.

      3. Capital Contribution. New Partner shall immediately make any capital contribution to the Partnership required to be made in connection with New Partner's admission.

      4. Counterparts. This Admission Agreement may be executed in one or more counterparts, all of which together shall constitute the Admission Agreement.

IN WITNESS WHEREOF, this Admission Agreement has been executed as of the date first above written.

                                      GENERAL PARTNERS:

                                      __________________________________________

                                      __________________________________________

                                      NEW PARTNER:

                                      AS A ______________________ PARTNER OF THE
                                      PARTNERSHIP

                                      __________________________________________

                                   SCHEDULE C

                 SFLL FINE FAMILY INVESTMENTS PARTNERSHIP, L. P.
                               ASSIGNMENT OF UNITS

      The undersigned Unit Holder hereby makes the following Transfer or assignment of all of such Unit Holder's right, title and interest in, to and under Units of SFLL FINE FAMILY INVESTMENTS PARTNERSHIP, L. P.:

Number of Units: ___________________________      Type of  Units: ______________

Type of Transfer or Assignment (i.e., gift, sale, etc.): _______________________

                                       Transferee Information

Name: ______________________________________      Date of Birth: _______________

Home Address: ______________________________      Taxpayer I.D. No.: ___________

Relationship: ______________________________

      This Assignment of Units has been executed this ___________ day of ___________________, _____________.

                                         TRANSFEROR OF UNITS

                                         __________________________

                          ACKNOWLEDGMENT BY TRANSFEREE

      The undersigned Transferee hereby acknowledges receipt of and accepts the foregoing Assignment of Units (or a facsimile copy thereof) and acknowledges that such Units are subject to the terms and conditions of the SFLL FINE FAMILY INVESTMENTS PARTNERSHIP, L. P. Agreement of Limited Partnership.

      This Acknowledgment by Transferee has been executed this ________ day of _______________________, ______________.

                                         TRANSFEREE OF UNITS

                                         __________________________

                       ACKNOWLEDGMENT BY GENERAL PARTNERS

      The undersigned General Partners of SFLL FINE FAMILY INVESTMENTS PARTNERSHIP, L. P., hereby acknowledge that they have received a copy of the foregoing Assignment and that such Assignment has been made as permitted by and in accordance with the SFLL FINE FAMILY INVESTMENTS PARTNERSHIP, L. P. Agreement of Limited Partnership.

      This Acknowledgment by General Partners has been executed this ______________ day of _____________, ______.

                                         GENERAL PARTNERS

                                         __________________________

                                         __________________________

                                       ii